UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2008

INTEGRATED SURGICAL SYSTEMS, INC.
(Exact name of small Business Issuer as specified in its charter)

Delaware	1-12471	68-0232575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Wilshire Boulevard, Suite 1020 Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 526-5000

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

G	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

G	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

G	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

G	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of June 30, 2008, David H. Adams resigned as Chief Financial Officer of the Registrant, and Charles J. Novak resigned as Secretary of the Registrant.

Effective as of July 2, 2008, Michael J. Tomczak was appointed as Chief Financial Officer, and Robert M. Levande was appointed as Secretary, of the Registrant.  Messrs. Tomczak and Levande will continue as Directors of the Registrant.

Mr. Levande, 59, was appointed to serve as a Director of the Company in April 2008.  Mr. Levande also serves as a Managing Director of MDB Capital Group LLC (“MDB”).  Mr. Levande has been Managing Director at MDB since May 2003. From April 2002 to April 2003, he was a Managing Director at Gilford Securities, Inc., an investment firm. Previously, Mr. Levande founded and has served as President of the Palantir Group, Inc., a private consulting firm specializing in providing strategic advice to entrepreneurs in the medical technology industry. From 1972 to 1998, he held various managerial positions with Pfizer Inc., including Vice President-Business Analysis & Development of its Medical Technology Group and Senior Vice President of a major subsidiary, Howmedica Inc. Mr. Levande received his Bachelor of Science degree from the Wharton School of Finance and Commerce of the University of Pennsylvania and his Master of Business Administration degree from Columbia University.

As previously disclosed, in April 2008, the Registrant sold to certain investors affiliated with MDB an aggregate of 2,896,394 shares of common stock of the Registrant at a purchase price per share equal to $0.6042, for an aggregate purchase price of $1,750,000. Mr. Levande currently serves as a managing director of MDB. Mr. Levande personally purchased 16,551 shares of common stock of the Registrant pursuant to such transaction for a purchase price of $10,000.

Mr. Tomczak, 53, was appointed to serve as a Director of the Company in September 2006.  Mr. Tomczak also currently serves as a partner with Tomczak & Co CPA LLP. He served as Vice President, Chief Financial Officer and Secretary for the Registrant from 1991 until 1997. Mr. Tomczak served as Retail Technology International, Inc.'s (RTI) Chief Executive Officer and President from 2002 until its sale to Island Pacific, Inc. in 2004 and was co-owner during that same time period. RTI was a developer of point-of-sale software and Island Pacific is a developer of retail management software. Mr. Tomczak was also Chairman of RTI's Board of Directors during that same period and had previously served as RTI's Chief Financial Officer from 2001. Upon the sale of RTI to Island Pacific, he became its President and Chief Operating Officer until 2005. Mr. Tomczak was a member of Island Pacific's Board of Directors from 2004 until 2005. Mr. Tomczak holds a Bachelor of Business Administration degree from Western Michigan University and is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integrated Surgical Systems, Inc.
(Registrant)

Dated: July 7, 2008	By:	/s/ Christopher A. Marlett
Christopher A. Marlett,
Chief Executive Officer